UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

Orbit International Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-3936	11-1826363
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

80 Cabot Court
Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  631-435-8300

                                               Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On August 22, 2011, Orbit International Corp. (the “Company”) entered into a new employment agreement with Mitchell Binder, its Chief Executive Officer and President (the “Employment Agreement”). The information included below under Item 5.02 provides a summary of the material terms of the Employment Agreement and is incorporated herein by reference into this Item 1.01.

Item 5.02.  Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers, Compensatory Arrangements of Certain Officers.

(e)  On August 22, 2011, the Compensation Committee of the Company’s Board of Directors (the “Board”)  authorized the Company to enter into the Employment Agreement, effective June 1, 2011. The following provides a summary of the material terms of the Employment Agreement, which summary is qualified in its entirety by reference to the entire text of the Employment Agreement.

The Employment Agreement provides for an annual base salary of $349,000 (“Base Salary”). The term of the agreement is from June 1, 2011 to December 31, 2014 (the “Term”). Mr. Binder is eligible to participate in an executive annual incentive plan (“AIP”) that is approved by the Company’s Compensation Committee. Pursuant to such AIP, for each year during the Term, Mr. Binder could receive up to 150% of his Base Salary, with an annual target incentive of 50% of Base Salary, based on the satisfaction of certain objectives approved by the Board each year during the Term. In addition, Mr. Binder may be awarded discretionary bonuses during the Term by the Company’s Compensation Committee, at its sole discretion.  Mr. Binder is entitled to receive other benefits under his employment agreement, including vehicle expenses, and is also entitled to participate in employee and/or executive benefit plans on the same basis as these benefits are made to other senior Company executives.  Mr. Binder is subject to certain non-competition and non-solicitation provisions in his employment agreement, which extend for a period of two years following the termination of the Term of Mr. Binder’s employment with the Company.

If the Company; (i) decides not to extend the agreement beyond the Term, (ii) terminates Mr. Binder without Cause, (iii) Mr. Binder resigns for Good Reason (as those terms are defined in the Employment Agreement), (iv) the Company sells all or substantially all of its assets and the Employment Agreement is not expressly assumed by the purchaser or (v) the Employment Agreement does not remain an obligation of the Company or its successor in any merger, consolidation or other similar agreement, Mr. Binder shall be entitled to receive a severance amount equal to 2.65 multiplied by his Base Salary (which, for purposes of the calculation of the severance amount, shall be reduced by $50,000 on December 31, 2012 and by an additional reduction of $50,000 on each December 31 thereafter). In addition, all non-vested shares or options shall accelerate and vest on the date of termination and health insurance coverage will be provided for two years after termination.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orbit International Corp.

Dated: August 24, 2011	By:	/s/ David Goldman
David Goldman
Chief Financial Officer and Treasurer

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